UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report: March 20, 2015

(Date of earliest event reported): March 18, 2015

               International Textile Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23938	33-0596831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

 804 Green Valley Road, Suite 300, Greensboro, North Carolina 27408

(Address, Including Zip Code, of Principal Executive Offices)

   (336) 379-6299

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address,

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2015, Stephen W. Bosworth, a director since 2006 and Chair of the Compensation Committee of the board of directors of International Textile Group, Inc. (the “Company”), tendered his resignation from such positions effective April 1, 2015.

Also on March 18, 2015, Dr. Daniel D. Tessoni, a director since 2005 and Chair of the Audit Committee of the Company’s board of directors, tendered his resignation from such positions effective April 1, 2015.

The Company expresses its deep gratitude to Mr. Bosworth and Dr. Tessoni for their long service and many contributions to the Company.

John W. Gildea, a director of the Company, will become Chair of the Compensation Committee effective April 1, 2015.

William P. Carmichael, a director of the Company, will become Chair of the Audit Committee of the Company’s board of directors effective April 1, 2015. The Company’s board of directors has determined that Mr. Carmichael is an audit committee financial expert (within the meaning of Item 407(d) of Regulation S-K, promulgated under the Exchange Act) with respect to the Company. In making such determination, the board took into consideration, among other things, the express provision in Item 407(d) of Regulation S-K that the designation of a person as an audit committee financial expert shall not impose any greater responsibility or liability on that person than the responsibility and liability imposed on such person as a member of the audit committee and the board of directors, nor shall it affect the duties and obligations of other audit committee members or the board. The common stock of the Company is not traded on the New York Stock Exchange (the “NYSE”) or any other national securities exchange; however, the Company’s board of directors has determined that Mr. Carmichael is independent within the meaning of NYSE Rule 303A.02 and Rule 10A-3(b) promulgated under Section 10A of the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL TEXTILE GROUP, INC. By: /s/Neil W. Koonce Name: Neil W. Koonce Title: Vice President, General Counsel and Secretary

Date: March 20, 2015